FOR IMMEDIATE RELEASE
APRIL 1, 2015

CHESAPEAKE UTILITIES CORPORATION
COMPLETES MERGER WITH GATHERCO, INC.

Dover, Delaware – Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake Utilities” or “Company”) today announced completion of the merger of Gatherco, Inc. (“Gatherco”) into Aspire Energy of Ohio, LLC (“Aspire Energy”), Chesapeake Utilities’ newest wholly-owned subsidiary. The transaction had an aggregate value of approximately $59.2 million.

Gatherco, located in Orrville, Ohio, was established in 1997 when it acquired Columbia Gas Transmission’s natural gas gathering assets in Ohio. Gatherco has operations in 40 counties throughout the state. Gatherco’s assets include 16 gathering systems and over 2,000 miles of pipelines and right-of-way in central and eastern Ohio.

With the merger now completed, Aspire Energy will use these assets to provide natural gas midstream services, processing and transportation services to over 300 producers, and wholesale natural gas supply to over 30,000 end users in Ohio. Aspire Energy will report to Elaine B. Bittner, Chesapeake Utilities Senior Vice President of Strategic Development. “This transaction is a direct result of investments that we began making in 2013 to implement our Company’s strategic growth plan. In addition, this is our first significant non-regulated natural gas value chain initiative executed by a cross-section of our employees to actualize strategic objectives in that growth plan,” Ms. Bittner said.

Michael P. McMasters, President and Chief Executive Officer of Chesapeake Utilities, remarked, “We are pleased with how efficiently the merger was completed. It is a great strategic win for the management and customers of both companies and is projected to generate accretive earnings in the first full year of operation following the merger. In addition, we believe that there are significant growth opportunities to add both production and distribution customers in and around the existing system. Gatherco’s valuable rights of way could also present additional opportunities for growth.”

Tony Kovacevich, President of Gatherco, added, “Our employees are happy to be joining the Chesapeake Utilities family of companies and look forward to having the resources to capitalize on our growth opportunities. As Aspire Energy, we will continue to provide our customers with the high-quality service they are accustomed to receiving, and we welcome the values and service tradition that Chesapeake Utilities now brings to Ohio.”

The definitive merger agreement was announced on February 2, 2015 and was approved by Gatherco shareholders on March 20, 2015.

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About Chesapeake Utilities Corporation
Chesapeake Utilities Corporation is a diversified energy company engaged in natural gas distribution, transmission and marketing, electricity distribution, propane distribution and wholesale marketing, and other related services. In total, Chesapeake Utilities currently serves approximately 226,000 customers with natural gas, electricity or propane gas. The Company employs approximately 800 people and posted $36.1 million in net income for the 12 months ended December 31, 2014. Information about the Company and its family of businesses is available at www.chpk.com.

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Forward-Looking Statements
This document includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding benefits of the Merger, anticipated future financial operating performance and results, including estimates of growth and expectation that earnings will be accretive in the first full year of operation following the Merger. These statements are based on the current expectations of Chesapeake Utilities’ management. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. These risks and uncertainties include the following: problems may arise in successfully integrating Gatherco’s business; the Merger may involve unexpected costs or unexpected liabilities, or the tax treatment of or accounting for the Merger may be different from the companies’ expectations; Gatherco’s business may suffer as a result of uncertainty surrounding the transaction; the natural gas industry may be subject to future regulatory or legislative actions that could adversely affect the combined Company; and the combined Company may be adversely affected by other economic, business, and/or competitive factors post-transaction. Additional factors that may affect the future results of Chesapeake Utilities are set forth in its respective filings with the SEC, which are available at CPK SEC Filings. Chesapeake Utilities undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, contact:

Chesapeake Utilities Corporation

Business Contact:
Elaine Bittner
Senior Vice President of Strategic Development
302.734.6799
ebittner@chpk.com

Investor Relations Contact:
Beth Cooper
Senior Vice President & Chief Financial Officer
302.734.6799
bcooper@chpk.com